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                                                                   Exhibit 10.2

                       MODIFICATION AND EXTENSION OF LEASE

            AGREEMENT made as of the 6th day of August, 1999, by and between ROYAL REALTY CORP., Agent for 733 Properties, Inc., a New York corporation, with principal offices at 1155 Avenue of the Americas, New York, New York 10036 (the "LANDLORD" or the "OWNER") and OPUS 360 CORPORATION, a Delaware Corporation, having an office at 733 Third Avenue, New York, New York 10017 (the "TENANT").

                               STATEMENT OF FACTS

            Pursuant to that certain Agreement of Lease (the "INTEGRATED Lease"), dated December 27, 1983, The Durst Building Corporation, as landlord, leased to Integrated Resources, Inc. ("INTEGRATED"), as tenant, certain premises in the building located at 733 Third Avenue, New York, New York (the "BUILDING"). 733 Properties, Inc. is now the owner of the Building.

            By sublease dated as of November 1989 (the "GO AMERICA SUBLEASE") between Integrated, as sublandlord, and Go America Tours, Inc. ("GO America"), as subtenant, a portion of the Premises leased to Integrated, consisting of a portion of the 7th floor and identified as rooms 711-715, was subleased to Go America.

            Pursuant to certain agreements dated November 19, 1989 and January 22, 1990, Landlord and Go America agreed to be bound by the terms of the Go America Sublease with the same effect as if Landlord were the Sublandlord thereunder.

            By agreement dated November 16, 1990, as amended by letter dated December 3, 1990, between Van Dorn Realty Corporation, as agent for Landlord, and Go America, the subleased premises were expanded to include additional space on the 7th floor (collectively with the original subleased space, the "ORIGINAL PREMISES").
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            Pursuant to that certain Sublease dated as of October 31, 1996 by and between Go America, as sublessor, and New Paradigm Software Corporation ("NEW PARADIGM"), as sublessee ("NEW PARADIGM SUBLEASE"), the Original Premises was subleased to New Paradigm. New Paradigm subsequently assigned the New Paradigm Sublease (as so assigned, the "LEASE") to Gray Peak Technologies, Inc. (now known as USWeb Network Solutions Corporation, "USWeb"), pursuant to an Assignment and Assumption of Sublease effective as of August 15, 1997.

            By Surrender and Termination of Lease made as of February 20, 1998 the Go America Sublease was terminated. By Recognition and Amendment of Sublease Agreement (the "RECOGNITION AGREEMENT") made as of February 20, 1998, Landlord recognized USWeb's rights under the Lease and USWeb agreed to be bound to Landlord under the Lease with the same effect as if Landlord were the sublessor under the Lease (except as set forth in the Recognition Agreement).

            By Modification of Lease dated as of August 10, 1998, Landlord and USWeb added Room 1700-15 of the Building (the "PREMISES") to the Original Premises (the Lease, as so modified, the "MODIFIED LEASE"). As of March 31, 1999, USWeb, with Landlord's consent, assigned the Modified Lease to USWeb Corporation, d/b/a USWeb/CKS ("USWEB/CKS") and, commencing April 1, 1999, USWeb/CKS subleased the Premises to Tenant. The term of the Modified Lease currently expires on August 29, 1999, but Landlord and Tenant wish to extend the term of Tenant's occupancy of the Premises on the terms, covenants, conditions and provisions hereinafter provided.


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            NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

            1.    NEW LEASE.

                  Effective from and after August 30, 1999 (the "Effective Date") through and including November 30, 1999 (the "Term"), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Premises on all the same terms and conditions as apply to the Premises under the Modified Lease, except as set forth herein (the Modified Lease as modified by this Agreement, the "New Lease"). Such terms include, without limitation, the payment of annual fixed rent by Tenant in the amount of Three Hundred Thirteen Thousand Eight Hundred Thirty-Seven and 44/100 Dollars ($313,837.44) per annum ($26,153.12 per month). Tenant acknowledges that it has received and read the Modified Lease. Notwithstanding the foregoing, the parties acknowledge that the Premises are currently subject to the Modified Lease, which is between Landlord and USWeb/CKS and agree that, if on the Effective Date USWeb/CKS continues to claim any right to the Premises under the Modified Lease, Landlord shall have no liability to Tenant for failure to deliver the Premises or otherwise arising from such claims so long as Landlord is diligently pursuing its remedies against USWeb/CKS.

            2.    MODIFICATION OF LEASE TERMS.

                  (a) Notwithstanding anything contained in the Modified Lease to the contrary, if the Premises are not surrendered at the end of the Term or any sooner expiration of the New Lease, Tenant hereby indemnifies Landlord from and against all loss, cost, liability, claim, damage and expense (including, without limitation, reasonable attorneys' fees) resulting from delay by Tenant in so surrendering the Premises and Tenant, at the option of Landlord,


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shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to two times the Rent payable during the last month of the term of the New Lease and subject to all of the other terms of the New Lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this paragraph (a) shall survive the termination of the New Lease.

                  (b) Notwithstanding anything contained in the Modified Lease to the contrary, Landlord and its agents shall have the right from and after the date hereof to enter the Premises, during business hours and upon reasonable prior notice, for the purpose of showing the same to prospective tenants. So long as Landlord or its agent has provided prior notice to Tenant, if Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same by master key and, provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

            3.    BROKER.

                  Tenant and Landlord covenant, warrant and represent to each other that no conversations or negotiations were had with any broker or finder other than Baseline Brokerage, Inc. (the "Broker") concerning this Agreement. Tenant and Landlord agree to defend, save and hold the other harmless from and against any claims for a brokerage commission, finder's fee or similar compensation and against any liability (including reasonable attorneys' fees and disbursements in connection with defending any action or proceeding and also in connection with enforcing this indemnification provision against the other) arising out of any conversation or negotiations had by Tenant and Landlord, as the case may be, with any broker or finder other than the Broker concerning this Agreement. In reliance on the foregoing representation,


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Landlord shall pay the brokerage commission, if any, to the Broker pursuant to separate agreement.

            4.    AS-IS: PREPARATION OF THE PREMISES.

                  Notwithstanding anything contained herein or in the Modified Lease or any other document to the contrary, Tenant acknowledges that it is currently occupying the Premises, is fully familiar with the condition thereof, and agrees to take possession thereof on the Effective Date in their present "as-is" condition. Landlord shall not be required to perform any alterations or decorations or furnish any materials in order to suit them for Tenant's occupancy.

            5.    MISCELLANEOUS.

                  (a) Except as otherwise provided herein, all of the terms, covenants, conditions and provisions of the Modified Lease shall remain and continue unmodified, in full force and effect and binding upon the parties hereto, their heirs, administrators, executors, respective legal representatives, successors and permitted assigns.

                  (b) Notwithstanding any provision to the contrary, if on the date of this agreement or the Effective Date there is a default under the Modified Lease by reason of Tenant's action or inaction beyond any applicable grace or cure period, then Landlord, at its sole option, may terminate this Agreement within five (5) days after the Effective Date and, upon such termination, this Agreement shall be of no force and effect.

                  (c) This Agreement may not be changed, modified, discharged, cancelled or waived orally, or in any manner other than by an agreement in writing signed by the parties hereto.

                  (d) Unless the text of this Agreement shall indicate otherwise, the defined terms used herein shall have the meanings ascribed to such terms in the Modified Lease.


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                  (e) This Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord or Tenant in any way until (i) Tenant has duly executed and delivered to Landlord duplicate originals of this Agreement and (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                    LANDLORD:


                                    ROYAL REALTY CORP., Agent


                                    By: ______________________________________
                                        President


                                    TENANT:

                                    OPUS 360 CORPORATION


                                    By: ______________________________________
                                        Name:  Ari Horowitz
                                        Title:  CEO


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                                 ACKNOWLEDGMENTS
STATE OF NEW YORK   )

                    ) ss.:
COUNTY OF NEW YORK  )


            On August 6, 1999, before me personally came Douglas Durst to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is the President of ROYAL REALTY CORP. the corporation described in and which executed the above instrument as Landlord; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                              ----------------------------------
                                              NOTARY PUBLIC


STATE OF NEW YORK   )

                    ) ss.:
COUNTY OF NEW YORK  )


            On July 23, 1999, before me personally came Ari Horowitz to me known, who, being by me duly sworn, did depose and say that he resides at 333 E. 66th Street, New York, New York; that he or she is the CEO of OPUS 360 CORPORATION, the corporation described in and which executed the above instrument as Tenant; and that he or she signed his or her name thereto by order of the Board of Directors of said corporation.


                                              ----------------------------------
                                              NOTARY PUBLIC